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                             INDEPENDENT AUDITOR'S CONSENT

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our reports dated November 19, 1996 included (or incorporated by reference) in Fall River Gas Company's Form 10-K for the year ended September 30, 1996 and to all references to our Firm included in this Registration Statement.



Arthur Andersen LLP
Boston, Massachusetts


September 18, 1997 (1)



















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(1) Date of the amended S-2